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                                                                    EXHIBIT 23.1

                           [LOGO OF ARTHUR ANDERSEN]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 2000 (except with respect to the matters discussed in Notes 1 and 19, as to which the date is August 18, 2000) included in Advanced Energy Industries, Inc.'s Form 8-K dated September 15, 2000 and to all references to our Firm included in this Registration Statement (File No. 333-43744).


                                                /s/ ARTHUR ANDERSEN LLP

Denver, Colorado

September 19, 2000